SUBORDINATION AGREEMENT

This Subordination Agreement is made as of March __, 2018 by and among James T. Medick (“Creditor”), and Heritage Bank of Commerce (“Bank”).

Recitals

A. Precision Opinion, Inc. (“Borrower”) has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extensions of any such loan, extension of credit, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations); and (ii) all of Creditor’s security interests, if any, to all of Bank’s security interests in the property of Borrower.

Now, Therefore, the Parties Agree as Follows:

1. Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Bank in the accounts, including health care receivables, chattel paper, general intangibles, inventory, equipment, instruments, including promissory notes, deposit accounts, investment property, documents, letter of credit rights, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Bank, and other property of the Borrower (the “Collateral”), shall at all times be prior to the security interest of Creditor.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank, now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (the “Senior Debt”).

3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral or any other collateral securing the Subordinated Debt, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (i) the Senior Debt is fully paid in cash, (ii) all of Bank’s obligations owing to Borrower (including any commitment or obligation to lend any further funds to Borrower) have been terminated, and (iii) all financing agreements between Bank and Borrower are terminated. Notwithstanding the foregoing, Creditor may convert the Subordinated Debt into equity securities of the Borrower. Creditor acknowledges that the Senior Debt documents provide certain restrictions on Borrower’s ability to declare, pay or make dividends, distributions or other payments on such equity securities of Borrower or otherwise pay any money or deliver any other securities or consideration to the holder of such equity securities, and Creditor shall not receive any dividends, distributions or other payments on such equity securities , until such time as (i) the Senior Debt is fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements between Bank and Borrower are terminated.

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4. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor. For the avoidance of any doubt, Senior Debt includes, without limitation, any of Bank’s claims against Borrower and the estate of Borrower arising from the granting of credit under Section 364 or the use of cash collateral under Section 363 of the United States Bankruptcy Code, and Creditor agrees that it will raise no objection thereto.

6. Until the Senior Debt is fully paid in cash, and all of Bank’s obligations owing to Borrower have been terminated, Creditor agrees that it will not object to or oppose (i) the sale of the Borrower, or (ii) the sale or other disposition of any property of the Borrower, if Bank has consented to such sale of the Borrower or sale or disposition of any property of the Borrower. If requested by Bank, Creditor shall affirmatively consent to such sale or disposition and shall take all necessary actions and execute such documents and instruments as Bank may reasonably request in connection with and to facilitate such sale or disposition. Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral except in accordance with the terms of the Senior Debt. Upon written notice from Bank to Creditor of Bank’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on such Collateral, and Creditor shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Bank as attorney in fact for Creditor with full power of substitution to release such Creditor’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

7. Until the Senior Debt is fully paid in cash and Bank’s obligations owing to Borrower have been terminated, Creditor irrevocably appoints Bank as Creditor’s attorney in fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower: (i) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

8. Creditor hereby consents to the creation of the Senior Debt, which shall constitute permitted indebtedness under the Subordinated Debt documents, and the granting of the security interest in the Collateral in favor of Bank, which shall constitute a permitted lien under the Subordinated Debt documents. Creditor acknowledges and agrees that Borrower’s performance of all of its obligations under the Senior Debt documents shall not constitute an event of default under the Subordinated Debt documents.

9. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

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10. This Agreement shall remain effective for so long as Bank has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Bank. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt and the Collateral as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any of the Collateral, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Creditor agrees not to assert against Bank (a) any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Creditor as a guarantor or surety; (b) the right, if any, to require Bank to marshal or otherwise require Bank to proceed to dispose of or foreclose upon any of the Collateral in any manner or order; and (c) any right of subrogation, contribution, reimbursement, or indemnity which it may have against Borrower arising directly or indirectly out of this Agreement. Creditor waives the benefits, if any, of California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433. Pursuant to Section 2856 of the California Civil Code, Creditor waives all rights and defenses that Creditor may have because the Senior Debt may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

11. All necessary action on the part of Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (i) result in any material violation or default of any term of any of agreement to which Creditor is bound or (ii) violate any material applicable law, rule or regulation.

12. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be settled by reference to a mutually acceptable judge, sitting without a jury, pursuant to California Code of Civil Procedure Section 638 et seq. held in Santa Clara, California.

14. This Agreement may be amended only by written instrument signed by Creditor and Bank. Notwithstanding the foregoing, any party that purchases notes evidencing Subordinated Debt in accordance with the provisions set forth in the Subordinated Debt documents after the date hereof shall execute and deliver a counterpart signature page to this Agreement and become a party to this Agreement as Creditor hereunder, pursuant to this paragraph.

15. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

16. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.

17. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[signature pages follow]

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In Witness Whereof, the undersigned have executed this Agreement as of the date first above written.

“Bank”

Heritage Bank of Commerce

By:
Name:
Title:

“Creditor”

By:
James T. Medick

The undersigned acknowledges and agrees to the terms of this Agreement.

“Borrower”

Precision Opinion, Inc.

By:
Name:
Title: